Exhibit 99.1

For Immediate Release

November 3, 2017

EQUIFAX BOARD RELEASES FINDINGS OF SPECIAL COMMITTEE REGARDING STOCK SALE BY EXECUTIVES

Review Concludes Executives Acted Appropriately

ATLANTA. Nov. 3, 2017 – The Board of Directors of Equifax Inc. (NYSE: EFX) today released a report by the Special Committee regarding the trading of Company securities by certain executives following the detection by Equifax cybersecurity personnel of suspicious activity in the Company’s network and prior to public disclosure of the incident. The Board formed the Special Committee in September to conduct an independent review of various aspects of the cybersecurity incident and the Company’s response to it. The report released today relates exclusively to the securities trading matter.

The Special Committee’s report, which is attached, concludes that “none of the four executives had knowledge of the incident when their trades were made, that preclearance for the four trades was appropriately obtained, that each of the four trades at issue comported with Company policy, and that none of the four executives engaged in insider trading.” As part of the review process, the Special Committee conducted dozens of interviews, and reviewed more than 55,000 documents including emails, text messages, phone logs and other records.

“I’m grateful for the timely and thorough review by the Special Committee of this important matter. The Board takes very seriously any allegation of insider trading. It is critically important for the public, our shareholders, our customers and our employees to know that we will not tolerate any violation of Company policy or the law regarding the trading of securities. The conclusion that the Company executives in question traded appropriately is an extremely important finding and very reassuring,” said Non-Executive Chairman Mark L. Feidler.

The Special Committee of the Board is comprised of independent directors and is advised by independent counsel. The Special Committee continues to review the cybersecurity incident, the Company’s response to it, and all relevant policies and practices.

ABOUT EQUIFAX

Equifax is a global information solutions company that uses trusted unique data, innovative analytics, technology and industry expertise to power organizations and individuals around the world by transforming knowledge into insights that help make more informed business and personal decisions. Headquartered in Atlanta, Ga., Equifax operates or has investments in 24 countries in North America, Central and South America, Europe and the Asia Pacific region. It is a member of Standard & Poor’s (S&P) 500® Index, and its common stock is traded on the New York Stock Exchange (NYSE) under the symbol EFX. Equifax employs approximately 10,100 employees worldwide.

Contact:

Marisa Salcines, Media Relations

mediainquiries@equifax.com

REPORT OF THE SPECIAL COMMITTEE OF

THE BOARD OF DIRECTORS OF EQUIFAX INC.

Elane B. Stock, Chair

Robert D. Daleo

G. Thomas Hough

November 1, 2017

Counsel

Wilmer Cutler Pickering Hale and Dorr LLP

REPORT OF THE SPECIAL COMMITTEE

In September 2017, the Board of Directors of Equifax Inc. formed a Special Committee of independent directors to address matters related to the cybersecurity incident disclosed by Equifax on September 7, 2017. The Special Committee was charged with conducting an independent review of the circumstances of trading in Equifax securities by certain executives following the discovery by Equifax of suspicious activity on its network and prior to the public disclosure of the incident. The Special Committee was advised by Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”) in conducting the review, and the Special Committee directed WilmerHale during the course of the investigation. This report presents the findings of the Special Committee and the work of WilmerHale resulting from the review of the trading.

Equifax has an Insider Trading Policy applicable to all employees. Under that policy, no employee may trade in Equifax securities if he or she possesses material non-public information regarding Equifax. In addition, Equifax directors and certain senior Equifax officers may trade in Equifax securities only in specified “trading windows” and only if they first receive preclearance by the Equifax Chief Legal Officer or his designee.

Four senior officers at Equifax who are subject to this trading preclearance requirement sought and received preclearance to sell shares in Equifax securities between July 28 and August 1, 2017. Those officers are John W. Gamble, Jr. (Chief Financial Officer), Joseph M. (“Trey”) Loughran, III (President, U.S. Information Solutions), Rodolfo O. (“Rudy”) Ploder (President, Workforce Solutions), and Douglas G. Brandberg (Senior Vice President, Investor Relations). Equifax identified some suspicious activity on its network on the evening of Saturday, July 29, and Equifax personnel immediately began to assess the activity.

The Special Committee examined whether the trades of those officers comported with the Company’s Insider Trading Policy, whether the executives had any information about the security incident when they made their trades, and whether preclearance was appropriately obtained.1

For the reasons set out below, the Special Committee has determined that none of the four executives had knowledge of the incident when their trades were made, that preclearance for the four trades was appropriately obtained, that each of the four trades at issue comported with Company policy, and that none of the four executives engaged in insider trading.

[1]	Initially, the Special Committee focused on the three officers of Equifax (Messrs. Gamble, Loughran, and Ploder) who sold shares during the period under review and who are Section 16 officers of the Company, i.e., covered by Rule 16a-1(f) under Section 16 of the Securities Exchange Act on 1934. The Committee thereafter determined to expand the review to cover all officers of the company – whether covered by Section 16 or not – who required pre-clearance for trading in Equifax shares under the Company’s Insider Trading Policy and who sold shares during the relevant period. This change led to the inclusion of Mr. Brandberg in the review.

METHODOLOGY

The Special Committee’s review examined the circumstances under which Equifax identified suspicious activity on its network, and the review was designed to pinpoint the date on which each of the four senior officers first learned of the security investigation that uncovered the breach and to determine whether any of those officers was informed of or otherwise learned of the security investigation before his trades were executed. The review also entailed analysis of the Company’s Insider Trading Policy as applied to these four trades.

The Special Committee conducted an extensive review of documents and communications during the period surrounding the four officers’ trading in Equifax securities. The Special Committee also conducted dozens of interviews with individuals involved in or knowledgeable about the security investigation and/or the trade preclearance process in the relevant period. Finally, the Special Committee conducted lengthy in-person interviews with each of the four senior officers who executed trades. In conducting its review, the Special Committee received full cooperation from all Equifax employees including from the four senior officers, who supplied all requested information.

Document Review. The Special Committee reviewed over 55,000 documents, comprising emails, text messages, phone logs, and other records:

•	As to each of the four senior officers, the Committee reviewed all of their Equifax emails, texts, calendars, voicemails, phone logs, and electronic documents, along with all Equifax emails and texts of each of their administrative assistants, for the period July 29 through August 2, 2017.[2] For the period of August 3 through September 7 (when the incident was announced publicly), the Committee conducted a targeted review of their Equifax communications, using search terms designed to identify documents concerning the incident or trading. The Committee also reviewed relevant materials from their personal emails, texts, phone logs, and other documents. Finally, the Committee reviewed documents related to the officers’ Equifax holdings and trading history.

•	As to employees in the Equifax Legal Department most involved in the security investigation and/or the preclearance of the trades at issue, and for Equifax’s then-Chief Security Officer, the Committee reviewed all Equifax emails, texts, voicemails, calendars, and other electronic documents for the period of July 29 through August 2. The Committee also conducted a targeted review of their emails from August 3 through September 7, using search terms to identify documents concerning trading.

•	As to all Equifax employees identified as having knowledge of the security investigation on or prior to the dates of the trades at issue, the Committee conducted a targeted review of Equifax emails in the period July 29 through August 2, using search terms to identify documents concerning the four officers and, where feasible, a full review of Equifax text messages from the period July 29 through September 7.[3]

[2]	This period spans the Company’s detection of suspicious activity on the network through the date on which the last of the senior officer’s securities transactions were executed.
[3]	On August 15, 2017, the Equifax Legal Department imposed a trading blackout on all company personnel identified as aware of the breach as of that date. The Special Committee used the recipient list for the August 15 blackout notice to isolate the initial population of Equifax employees whose documents and communications should be reviewed. To the extent additional individuals were identified as potentially knowledgeable about the breach investigation during the Committee’s review, their emails and texts were subject the same process, and those persons were interviewed.

Interviews. The Special Committee conducted 62 interviews, including lengthy in-person interviews with each of the four senior officers. During those interviews, the Committee addressed the officers’ trading history, documents and recollections surrounding the August 2017 trades, and knowledge of the security investigation that uncovered the breach. The Committee also interviewed, in person or telephonically, each current or former Equifax employee identified as potentially possessing knowledge of the security investigation on or before the date on which the senior officers conducted their trades. During those interviews, the Committee sought to determine whether the employee had contact with any of the four officers during that period, and if so, whether that contact included any discussion of the security investigation then underway.

FINDINGS

The Special Committee found the following concerning the trading by each of the four senior officers:

John Gamble. As is standard under the Company’s Insider Trading Policy, Mr. Gamble received notification by email on Tuesday, July 25 that the trading window for Equifax share transactions by executives would open on Friday, July 28 and remain open through Monday, August 31. The email instructed Mr. Gamble and the other recipients of the notification to seek preclearance from the Legal Department for any contemplated securities transactions during the window, and that preclearance, if given, would be valid for two days.

Mr. Gamble traveled to Utah with his wife on July 28 on non-Equifax business. On July 31, while in Utah, Mr. Gamble sent an email to the Legal Department requesting preclearance to sell 6,500 shares of Equifax stock (approximately 13.4% of his holdings at the time). Mr. Gamble’s Equifax share grants had recently started to vest, and he had previously discussed with his financial adviser his goals to diversify his assets and to pay for an ongoing home renovation. Mr. Gamble’s request to trade was approved via email on July 31, and the trade was executed on August 1.

Nine days after Mr. Gamble’s trade, on August 10, during a management offsite meeting, Mr. Gamble first learned of the existence of a security incident at Equifax that was under investigation. Mr. Gamble received a more detailed briefing the following week, on August 17, and received additional details of the incident on August 22, during a Senior Leadership Team meeting.

The Special Committee concluded that Mr. Gamble did not have any knowledge of the security incident when he sought preclearance to trade on July 31 or when he executed his cleared trades on August 1. The Special Committee further concluded that Mr. Gamble fully complied with Company policy and did not engage in insider trading.

Trey Loughran: As is standard under the Company’s Insider Trading Policy, Mr. Loughran received notification by email on Tuesday, July 25 that the trading window for Equifax share transactions by executives would open on Friday, July 28 and remain open through Monday, August 31. The email instructed Mr. Loughran and the other recipients of the notification to seek preclearance from the Legal Department for any contemplated securities transactions during the window, and that preclearance, if given, would be valid for two days.

Mr. Loughran sent an email to the Legal Department requesting preclearance to sell Equifax securities on July 28, 2017, one day before suspicious activity on the network was identified. On July 31, in response to a request from the Legal Department for greater specificity regarding the number and type of shares he wanted to sell, Mr. Loughran clarified that his request was to sell 4,000 shares (approximately 9.4% of his holdings at the time). Mr. Loughran’s request for preclearance was approved on July 31, and the sale occurred on August 1. Mr. Loughran’s sale of Equifax securities was consistent with previous sales he had made and was part of an effort to diversify his holdings.

Mr. Loughran first learned, at a general level, that a security issue was being investigated in a series of texts, emails, and phone calls he exchanged with members of the Equifax Legal Department on August 13 and 15. Mr. Loughran learned details of the breach on August 22, when he attended the Senior Leadership Team meeting referenced above.

The Special Committee concluded that Mr. Loughran did not have any knowledge of the security incident when he sought preclearance to trade on July 28 or when he executed his cleared trades on August 1. The Special Committee further concluded that Mr. Loughran fully complied with Company policy and did not engage in insider trading.

Rudy Ploder: As is standard under the Company’s Insider Trading Policy, Mr. Ploder received notification by email on Tuesday, July 25 that the trading window for Equifax share transactions by executives would open on Friday, July 28 and remain open through Monday, August 31. The email instructed Mr. Ploder and the other recipients of the notification to seek preclearance from the Legal Department for any contemplated securities transactions during the window, and that preclearance, if given, would be valid for two days.

Mr. Ploder sent an email to the Legal Department requesting preclearance to sell Equifax securities on August 1. Preclearance was granted that same day, and his trade executed on August 2. Mr. Ploder sold 1,719 shares (approximately 3.8% of his holdings at the time). Mr. Ploder’s trade was motivated by, among other things, a need to meet costs associated with a business-related move to St. Louis and was consistent with his previous sales of Equifax shares.

Mr. Ploder learned of the security incident on August 22, 2017, when he participated in the Senior Leadership Team meeting referenced above.

The Special Committee concluded that Mr. Ploder did not have any knowledge of the security incident when he sought preclearance to trade on August 1 or when he executed his cleared trades on August 2. The Special Committee further concluded that Mr. Ploder fully complied with Company policy and did not engage in insider trading.

Douglas Brandberg: As is standard under the Company’s Insider Trading Policy, Mr. Brandberg received notification by email on Tuesday, July 25 that the trading window for Equifax share transactions by executives would open on Friday, July 28 and remain open through Monday, August 31. The email instructed Mr. Brandberg and the other recipients of the notification to seek preclearance from the Legal Department for any contemplated securities transactions during the window, and that preclearance, if given, would be valid for two days.

Mr. Brandberg sent an email to the Legal Department requesting preclearance to sell Equifax securities on August 1, 2017. Preclearance was granted on August 1, and his trade was executed on August 2. Mr. Brandberg sold 1,724 shares. Mr. Brandberg’s sale of Equifax securities was consistent with his previous practice of selling shares as they vested; his sale was driven by family expenses.

Mr. Brandberg first learned that a security issue was being investigated on approximately August 14, and learned details of the security incident on August 22, when he attended the Senior Leadership Team meeting referenced above.

The Special Committee concluded that Mr. Brandberg did not have any knowledge of the security incident when he sought preclearance to trade on August 1 or when he executed his cleared trades on August 2. The Special Committee further concluded that Mr. Brandberg fully complied with Company policy and did not engage in insider trading.

The Application of the Insider Trading Policy. Messrs. Gamble, Loughran, Ploder, and Brandberg each sought and received clearance from the appropriate Legal Department personnel prior to trading. Based on its review, the Committee has concluded that neither Equifax’s Chief Legal Officer nor his designated preclearance officer had reason to believe that Messrs. Gamble, Loughran, Ploder, or Brandberg had knowledge of the security incident’s existence as of the date of their preclearance requests or the date of their trades. Accordingly, the Special Committee has concluded that the preclearance authorization obtained by Messrs. Gamble, Loughran, Ploder, and Brandberg was within the authority permitted under the policy.

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The Special Committee continues to review the cybersecurity incident, the Company’s response to it, and all relevant policies and practices.